Exhibit 10.1

PROMISSORY NOTE

Principal Amount:	New York, New York
$900,000.00	Issue Date: March __, 2017

For value received, the undersigned, Linden Finance LLC, a Delaware limited liability company, (the “Borrower”) hereby unconditionally promises to pay to the order of Aspen Group, Inc., a Delaware corporation having its principal place of business at 46 East 21st Street, Third Floor, New York, NY 10010 (the “Lender”), the principal amount of Nine Hundred Thousand and 00/100 U.S. Dollars ($900,000.00) (the “Principal Amount”), together with 8% per annum interest thereon (computed on the basis of a 360-day year for the actual number of days elapsed) according to the terms of this promissory note (this “Note”).

This Note is delivered pursuant to the terms of that certain letter of intent of even date herewith, by and among Educaciόn Significatίva, LLC (the “Company”), Linden Education Partners, LLC (“Linden”), and the Lender (the “Letter”).  Capitalized terms used but not defined in this Note shall have the meanings ascribed to them in the Letter.

1.

Repayment of the Note.  The Principal Amount outstanding hereunder shall be payable upon the Maturity Date (as defined below).  The entire Principal Amount and all accrued and unpaid interest shall be due and payable on the earlier to occur of (i) the Maturity Date, and (ii) an Event of Default (as defined below).

(a)

Optional Prepayments.  The Borrower may prepay any amounts owing under this Note, in whole or in part, at any time and from time to time, without premium or penalty.

(b)

Method of Payment.  The Borrower will make all payments of principal and interest under this Note by wire transfer of immediately available funds to the bank account specified by the Lender in written notice delivered to the Borrower at least three (3) business days before the applicable payment date.

(c)

Maturity Date.  The Principal Amount, together with any accrued and unpaid interest, shall become due and payable on: (i) the date that is 60 days after the date of the execution of this Note (or if such day is a Saturday, Sunday, or federally recognized holiday, on the next business day thereafter), if a Definitive Agreement has not been executed by the Lender and the Company; (ii) January 15, 2018, if the Closing of the Transaction has not occurred (as such terms are defined in the Letter); or (iii) the date upon which the Definitive Agreement is terminated in a manner expressly permitted therein (any, the “Maturity Date”).

(d)

Closing of the Transaction.  In the event that the Closing of the Transaction occurs before January 15, 2018, the Principal Amount of this Note and accrued interest shall be credited against the cash portion of the Merger Consideration payable by the

Lender in accordance with the terms and conditions set forth in the Letter, and this Note shall be deemed to be paid in full.

(e)

Invalidated Payments.  To the extent that the Lender receives any payment on of any amounts owing under this Note, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinate and/or required to be repaid to a trustee, receiver or any other person or entity under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment(s) received, the Borrower’s obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment(s) had not been received by the Lender and applied on account of the Borrower’s obligations under this Note.

(f)

Surrender and Cancellation.  Once the Principal Amount, plus all accrued but unpaid interest thereon, has been paid in full, all obligations under this Note will immediately and automatically terminate, and the Lender will promptly surrender this Note to the Borrower for cancellation.

2.

Event of Default.  An event of default will occur if the Borrower fails on the Maturity Date to pay timely the Principal Amount and accrued interest pursuant to this Note (an “Event of Default”).  Upon an Event of Default, the unpaid portion of the Principal Amount will bear simple interest from the date of the Event of Default to the payment date at a rate equal to eighteen percent (18.00%) per annum, for the duration of such Event of Default.

3.

Remedies.

(a)

At any time an Event of Default exists or has occurred and is continuing, the Lender shall have all rights and remedies provided in this Note, the Uniform Commercial Code (the “UCC”) and other applicable law, all of which rights and remedies may be exercised without notice to or consent by the Borrower except as such notice or consent is expressly provided for hereunder or required by applicable law.  All rights, remedies and powers granted to the Lender hereunder, under the UCC or under other applicable law, are cumulative, not exclusive and enforceable, in the Lender’s discretion, alternatively, successively, or concurrently on any one or more occasions.

(b)

The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in the collection of the indebtedness evidenced by this Note, in enforcing any of the rights, powers, remedies and privileges of the Lender hereunder, or in connection with any further negotiations, modifications, releases, or otherwise incurred by the Lender in connection with this Note.  As used in this Note, the term “attorneys’ fees” shall mean reasonable charges and expenses for legal services rendered to or on behalf of the Lender in connection with the collection of the indebtedness evidenced by this Note at any time whether prior to the commencement of judicial proceedings and/or thereafter at the trial and/or appellate level and/or in pre-judgment and post-judgment or bankruptcy proceedings.

4.

Miscellaneous.

(a)

Notices.  All notices, offers, acceptance and any other acts under this Note (except payment) shall be in writing, and shall be sufficiently given if delivered to the addresses in person, by Federal Express or similar overnight next business day delivery or by email delivery followed by overnight next business day delivery, as follows:

To the Borrower:

Linden Finance LLC

c/o Educaciόn Significatίva, LLC

301 Congress Avenue

Austin, TX 78701

Attention: Oksana Malysheva

Email: oksana@lindeneducation.com

With a Copy to:

David Lewis, Esq.

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Email:  david.lewis@dlapiper.com

To the Lender:

Aspen Group, Inc.,

46 East 21st Street, Third Floor,

New York, NY 10010

Attention: Michael Mathews, CEO

Email: michael.mathews@aspen.edu

With a Copy to:

Nason Yeager Gerson White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

Palm Beach Gardens, FL 33410

Attention: Michael D. Harris, Esq.

Email: mharris@nasonyeager.com

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted from the date of transmission.

(b)

Successors and Assigns.  This Note and the obligations hereunder shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that neither party may assign any of its rights or obligations hereunder without the prior written consent of the other, except that the Lender may assign all or any portion of its rights hereunder to an affiliate of the Lender without such consent by giving written notice of such assignment to the Borrower.  Assignment of all or any portion of this Note in violation of this Section 4(b) shall be null and void.

(c)

Amendment; Waiver.  No modification, amendment or waiver of any provision of this Note shall be effective unless in writing and approved by the Borrower and the Lender.

(d)

Setoff.  Upon the occurrence and during the continuation of any Event of Default, the Lender shall have the right, but not the obligation, to set off against this Note any monetary obligations owed by the Lender to the Borrower, if any.

(e)

No Third Party Beneficiaries.  Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties and their successors or assigns, any rights or remedies under or by reason of this Note.

(f)

Non-Waiver.  The parties’ rights and remedies under this Note are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  No waiver will be effective unless it is in writing and signed by an authorized representative of the waiving party.  No waiver given will be applicable except in the specific instance for which it was given.  No notice to or demand on a party will constitute a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand as provided in this Note.

(g)

Excessive Charges.  Interest may not accrue under this Note in excess of the maximum interest rate allowed by applicable law.  If the Lender receives interest payments at an interest rate in excess of the maximum interest rate allowed by applicable law, then the excess amount will be treated as being received on account of, and will automatically reduce, the Principal Amount then-outstanding under this Note, and if such excess amount exceeds the Principal Amount then-outstanding under this Note, then the Lender will refund to the Borrower the amount by which such excess exceeds the Principal Amount then-outstanding under this Note.

(h)

Severability.  If any court of competent jurisdiction holds any provision of this Note invalid or unenforceable, then the other provisions of this Note will remain in full force and effect.  Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(i)

References.  The headings in this Note are provided for convenience only and will not affect the construction or interpretation of this Note.  Unless otherwise provided, references to “Section(s)” refer to the corresponding section(s) of this Note.

(j)

Construction.  Both the Borrower and the Lender participated in the negotiation and drafting of this Note, assisted by such legal counsel as it desired, and contributed to its revisions.  Any ambiguities with respect to any provision of this Note will be construed fairly as to both the Borrower and the Lender and not in favor of or against the Borrower or the Lender.  All pronouns and any variation thereof will be construed to refer to such gender and number as the identity of the subject may require.  The terms “include” and “including” indicate examples of a predicate word or clause and not a limitation on that word or clause.  To the extent any provision of the Purchase Agreement conflicts with the provisions of this Note, the provisions of this Note will control.

(k)

Governing Law.  This note is governed by the laws of the State of New York, without regard to conflict of laws principles.

(l)

Consent to Jurisdiction.  Each of the Borrower and the Lender hereby (a) agrees to the exclusive jurisdiction of any state or federal court sitting in the City of New York, Borough of Manhattan, State of New York (and the appropriate appellate courts) with respect to any claim or cause of action arising under or relating to the Note, (b) waives any objection based on forum non conveniens and waives any objection to venue of any such suit, action or proceeding, (c) waives personal service of any and process upon it, and (d) consents that all services of process be made by registered or certified mail (postage prepaid, return receipt requested) directed to it at its address stated in this Note and service so made will be complete when received.  Nothing in this Section (l) will affect the rights of the Borrower or the Lender to serve legal process in any other manner permitted by law.

(m)

Waiver of Trial by Jury.  Each party hereby waives its right to a jury trial in connection with any suit, action or proceeding in connection with any matter relating to this note.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

The Borrower hereby signs this Note as of the date first written above.

BORROWER:	LINDEN FINANCE LLC

By:
Name:
Title: